                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                   PHYSICIAN COMPETITIVE RESOURCE CORPORATION

         The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the
Corporation:

         1.      NAME.    The name of the Corporation is Physician Competitive
                 Resource Corporation.

         2.      DURATION.  The period of its duration is perpetual.

         3.      PURPOSE.    The purpose for which the corporation is organized
is the transaction of any or all lawful business.

         4 .     CAPITAL STOCK.  The corporation shall have the authority to issue two classes of shares, to be designated "common" and "preferred." The aggregate number of shares of capital stock that the Corporation has authority to issue is 55,000,000 shares, which shall consist of 50,000,000 shares of common stock, having no par value, and 5,000,000 shares of preferred stock, having no par value.

         5. DIRECTORS TO ESTABLISH-SERIES. The shares of preferred stock authorized by these Articles of Incorporation may be issued from time to time in one or more series, as may be established from time to time by the Board of Directors. The Board of Directors is hereby authorized to establish series of unissued shares of preferred stock and to fix or alter the designations, preferences, limitations, and relative rights, including without limitation voting rights, dividend rates, conversion rights, rights and terms of redemption (along with any sinking fund provisions), and liquidation preferences, of the shares of any series of preferred stock, and the number of shares constituting any such series.

         6 . DENIAL OF PREEMPTIVE RIGHTS. Except as expressly provided by contract, no holder of shares of stock of the Corporation shall have any preemptive or other right to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock. Such additional shares of stock and such warrants, options, bonds, debentures, or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of





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by the Board of Directors to such persons, and on such terms and for such lawful considerations, as in its discretion it shall deem advisable or as to which the Corporation shall have by binding contract agreed.

         7.       NON-CUMULATIVE VOTING.    Cumulative voting by the
shareholders of the Corporation at any election for directors is expressly prohibited.

         8 .     PURCHASE OF SHARES.      The Corporation may purchase directly
or indirectly, its own shares to the extent of the surplus of the Corporation.

         9. COMMENCEMENT OF BUSINESS. The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

         10. REGISTERED OFFICE AND AGENT. The street address of the initial registered office of the Corporation is 3320 Live Oak, Suite 700, Dallas, Texas 75204, and the name of the Corporation's initial registered agent at that address is Merrick H.-Reese.

         11. INITIAL DIRECTORS. The number of directors constituting the initial Board of Directors is one (1) , and the name and address of such person who is to serve as director until the first annual meeting of the shareholders or until his successor is elected and qualified is:

                          NAME                               ADDRESS
                          ----                               -------
                   Merrick H. Reese                  3720 Live Oak, Suite 700
                                                     Dallas, Texas 75204

         12. INCORPORATOR. The name and address of the incorporator are Merrick H. Reese, 3320 Live Oak, Suite 700, Dallas, Texas 75204.

         13. INTERESTED DIRECTORS. OFFICERS AND SECURITY HOLDERS. No contract or transaction between the Corporation and one or more of its directors, officers, or security holders, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors, officers, or security holders are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director, officer, or security holder is present at or participates in the meeting of the Board of Directors, a committee thereof, or shareholders which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                 (a) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorized the contract or transaction by the affirmative





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         vote of  a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (b) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                 (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified b the Board of Directors, a committee thereof, or the shareholders.

Interested directors shall be counted in determining the presence of a quorum at a meeting of the Board of Directors, a committee thereof, or shareholders which authorizes the contract or transaction.

         14. INDEMNITY. The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended but such indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may entitled. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was director, officer, employee or agent of the Corporation as permitted by the Texas Business Corporation Act, as amended.

         15. LIMITATION ON DIRECTOR LIABILITY. A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided by the Texas Miscellaneous Corporation Laws Act, and the Texas Business Corporation Act, as such statutes now exist or may hereafter be amended. Any repeal or modification of this Article or adoption of any other provision of these Articles Incorporation inconsistent with this Article by the shareholders the Corporation shall be prospective only and shall not adversely affect any limitation of the liability of a director of the Corporation existing at the time of such repeal, modification, or adoption of an inconsistent provision.

         16. BYLAWS. The initial bylaws shall be adopted by the Board of Directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws is vested exclusively in the Board of Directors

         17. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required by the Texas Business Corporation Act or the Corporation's bylaws to be taken at a meeting of the shareholders, or any action which may be taken at any meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such





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action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         18. VOTE REQUIRED FOR CERTAIN MATTERS. With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the Texas Business Corporation Act, shall be the act of the shareholders.

         19. VOTE REQUIRED IN ELECTION OF DIRECTORS. A director shall be elected only if the director either (i) receives the vote of the holders of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present or (ii) is elected by written consent of the holders of a majority of the shares entitled to vote in the election of directors.

         20. SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the shareholders of the Corporation may be called only by the Chief Executive Officer or the Board of Directors at the request of the holders of at least thirty (30%) percent of all the issued and outstanding shares entitled to vote at the proposed meeting.

   IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of June, 1993



                                           -----------------------------------
                                           Merrick H. Reese





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
                             ARTICLES OF AMENDMENT
                                       OF
                        PHYSICIAN RELIANCE NETWORK, INC.

         Pursuant to Article 4.04 of the Texas Business Corporation Act, Physician Reliance Network, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         1.      Name.  The name of the corporation is Physician Reliance
                 Network, Inc.

         2. Amendment. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of May 8, 1996:

                 Article 4 of the Articles of Incorporation is amended in its entirety to read as follows:

                          4. CAPITAL STOCK. The Corporation shall have the authority to issue two classes of shares, to be designated "common" and "preferred." The aggregate number of shares of capital stock that the Corporation has authority to issue is 155,000,000 shares, which shall consist of 150,000,000 shares of common stock, having no par value, and 5,000,000 shares of preferred stock, having no par value.

         3. Voting of Shares. The number of shares of common stock of the corporation outstanding at the time of adoption of the amendment to the Articles of Incorporation was 20,869,130; the number of common shares entitled to vote thereon was 20,869,130; the number of shares voted for such amendment was 12,942,372; and the number of shares voted against such amendment was 3,982,146. No shares of preferred stock were outstanding at the time of adoption of such amendment.

         4. Exchange, Reclassification or Cancellation. The amendment set forth in Section 2 hereof does not provide for any exchange, reclassification, or cancellation of issued shares.

         5. Change in Stated Capital. The amendment set forth in Section 2 hereof does not effect a change in the amount of stated capital.

Adopted as of May 8, 1996.

                                           PHYSICIAN RELIANCE NETWORK, INC.



                                           By:
                                              --------------------------------
                                              Merrick H. Reese, President





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                             ARTICLES OF AMENDMENT
                                       OF
                   PHYSICIAN COMPETITIVE RESOURCE CORPORATION

         Pursuant to Article 4.04 of the Texas Business Corporation Act, Physician Competitive Resource Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

         1. Name. The name of the corporation is Physician Competitive Resource Corporation.

         2. Amendment. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation as of April 5, 1994:

                 (a) Article 1 of the Articles of Incorporation is amended in its entirety to read as follows:

                          1. Name. The name of the corporation is Physician Reliance Network, Inc.

         3. Voting of Shares. The number of shares of common stock and preferred stock of the corporation outstanding at the time of such adoption was 10,000,000; the number of common shares and preferred shares entitled to vote thereon was 10,000,000; and the holders of a majority of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment as permitted by the Articles of Incorporation of the corporation.

         4. Exchange, Reclassification or Cancellation. The amendment set forth in Section 2 hereof does not provide for any exchange, reclassification, or cancellation of issued shares.

         5. Change in Stated Capital. The amendment set forth in Section 2 hereof does not effect a change in the amount of stated capital.

         Adopted as of April 5, 1994.


                                  PHYSICIAN COMPETITIVE RESOURCE
                                  CORPORATION

                                  By:
                                     -------------------------------
                                      Merrick H. Reese, President





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